Exhibit 99.5

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MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Special Meeting of Shareholders
August 17, 2021 at 11:00 a.m. Eastern Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MONMOUTH REAL ESTATE INVESTMENT CORPORATION

The Shareholder of Monmouth Real Estate Investment Corporation, a Maryland corporation (the "Company"), executing the reverse of this Proxy Card (the "Shareholder"), hereby appoints Eugene W. Landy, Michael P. Landy, and Kevin Miller, and each or any of them, as proxies of the Shareholder, with full power of substitution in each or any of them, to attend the Special Meeting of Shareholders (the "Meeting") of the Company, to be held in a virtual-only format on August 17, 2021 at 11:00 a.m., Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the Shareholder all votes that the Shareholder is entitled to cast at the Meeting and to otherwise represent the Shareholder at the Meeting with all powers possessed by the Shareholder if personally present at the Meeting.

This proxy, when properly executed, will be voted as directed herein. If this proxy is executed but no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations. The Board of Directors recommends a vote "FOR" each of Proposals 1, 2 and 3. Proxies will be voted in the discretion of the proxy holder on any other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.okapivote.com/Monmouth.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Please mark vote as in this example: ☒

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

1. To approve the merger (the "Merger") of Monmouth Real Estate Investment Corporation ("MNR") with and into EQC Maple Industrial LLC (f/k/a RS18 LLC) ("Merger Sub"), a subsidiary of Equity Commonwealth ("EQC"), pursuant to the Agreement and Plan of Merger, dated as of May 4, 2021, as it may be amended from time to time (the "Merger Agreement"), by and among MNR, EQC and Merger Sub, and the other transactions contemplated by the Merger Agreement;

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

2. To approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to MNR's five executive officers in connection with the Merger Agreement and the transactions contemplated thereby;

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

3. To authorize the board of directors of MNR, to approve one or more adjournments of the MNR special meeting to another date, time, place, or format, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement.

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Please sign exactly as name appears on the records of Monmouth Real Estate Investment Corporation and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

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Signature **Date**

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Signature (if held jointly) **Date**

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Proxies submitted by Internet or telephone must be received by 11:59 p.m., Eastern time on August 16, 2021.

Vote by Internet

- Log on to the Internet and go to www.OkapiVote.com/MNR
- Follow the steps outlined on the secure website.

Vote by Telephone

- At NO CHARGE to you, call toll free (866) 494-4435 within the USA, US territories & Canada any time on a touch tone telephone.